UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2019

KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 27, 2019, KBS Real Estate Investment Trust III, Inc. (the “Company”), through 12 wholly owned subsidiaries, entered into a Portfolio Purchase and Sale Agreement and Escrow Instructions (the “Purchase Agreement”) pursuant to which the Company has agreed to sell, subject to the closing conditions described below, 11 of its properties (the “Portfolio”) to various subsidiaries of Prime US REIT, a newly formed Singapore real estate investment trust (the “SREIT”) that is expected to be listed on the Singapore Stock Exchange (the “Singapore Transaction”). The purchase price of the Portfolio is $1.2 billion. The Portfolio consists of the following properties: Tower I at Emeryville, Emeryville, California; 222 Main, Salt Lake City, Utah; Village Center Station, Greenwood Village, Colorado; Village Center Station II, Greenwood Village, Colorado; 101 South Hanley, St. Louis, Missouri; Tower on Lake Carolyn, Irving, Texas; Promenade I & II at Eilan, San Antonio, Texas; CrossPoint at Valley Forge, Wayne, Pennsylvania; One Washingtonian Center, Gaithersburg, Maryland; Reston Square, Reston, Virginia; and 171 17th Street, Atlanta, Georgia.
As part of the Singapore Transaction, on June 27, 2019, KBS REIT Properties III LLC, the Company’s indirect wholly owned subsidiary (“REIT Properties III”), entered into a Subscription Agreement (the “Subscription Agreement”) with the SREIT’s Manager (defined below) to subscribe for $201.0 million of the units to be issued by the SREIT. The Company’s indirect wholly owned subsidiaries, certain of the SREIT’s direct and indirect wholly owned subsidiaries, the Manager and DBS Trustee Limited, as trustee of the SREIT, also entered a Set-Off Agreement on June 27, 2019 (the “Set-Off Agreement”). Pursuant to the Set-Off Agreement, the Company agreed that the SREIT may deduct from the aggregate purchase price due from the SREIT under the Purchase Agreement the subscription amount to be paid by REIT Properties III for the units under the Subscription Agreement. Also pursuant to the Set-Off Agreement, the Manager discharges REIT Properties III from payment of the subscription amount upon receipt by the Company of the aggregate purchase price under the Purchase Agreement less the subscription amount under the Subscription Agreement.
The Singapore Transaction is scheduled to close in July 2019. However, closing of the Singapore Transaction is contingent upon, among other things, (i) the SREIT obtaining sufficient funds from investors and financings from commercial lenders to pay the purchase price of the Portfolio and the SREIT’s closing costs for the acquisition; and (ii) no fact or circumstance existing that could materially adversely affect the equity raise by the SREIT and listing of the units of the SREIT on the Singapore Stock Exchange. With the exception of the investment by REIT Properties III, The Schreiber Trust and the Linda Bren 2017 Trust (discussed below), the capital to be obtained by the SREIT in connection with the Singapore Transaction cannot be raised from investors in the United States. The Company can offer no assurances that the Singapore Transaction will close in July 2019 or at all.
The SREIT will be externally managed by a joint venture (the “Manager”) currently among (i) KBS Asia Partners Pte. Ltd., an entity in which Charles J. Schreiber, Jr., the Company’s Chief Executive Officer, Chairman of the Board and a director, and the Linda Bren1 2017 Trust will have an indirect majority ownership interest; (ii) Keppel Capital Two Pte. Ltd, which is not affiliated with the Company; and (iii) Experion Holdings Pte. Ltd, which is not affiliated with the Company. Subject to regulatory approval and the exercise of its call option, Times Properties Private Limited, which is not affiliated with the Company, may acquire an interest in the Manager, reducing the interest held by KBS Asia Partners Pte. Ltd. The SREIT is expected to pay the Manager an annual base fee of 10% of annual distributable income and an annual performance fee of 25% of the increase in distributions per unit of the SREIT from the preceding year; however, there would not be any performance fee for 2019 and in 2020 such fee will be based on an increase over projected distributions per unit. In addition, for future acquisitions, the SREIT will pay the Manager an acquisition fee of 1% of the acquisition price of any real estate acquired. No acquisition fee will be paid with respect to the SREIT’s acquisition of the Portfolio. The SREIT will also pay the Manager a divestment fee of 0.5% of the sale price of any real estate sold or divested and a development management fee of 3% of the total project costs incurred for development projects, to the extent the SREIT acquires a development project. A small portion of these fees paid to the Manager will be paid to KBS Realty Advisors LLC (“KBS RA”), an affiliate of the Company’s external advisor and an entity controlled by Mr. Schreiber, for sub-advisory services. The Schreiber Trust, a trust whose beneficiaries are Charles J. Schreiber, Jr. and his family members, and the Linda Bren 2017 Trust will subscribe for an aggregate of $10.0 million of the units to be issued by the SREIT. The Schreiber Trust and the Linda Bren 2017 Trust have agreed for the benefit of the Company that they will not sell any portion of their respective units in the SREIT unless and until they have received the prior written consent of the Company, including the consent of the Company’s conflicts committee. In addition, Barbara R. Cambon, one of the Company’s directors, has accepted the positions of Chief Executive Officer and Chief Investment Officer of the Manager and will receive compensation for her services. In connection with her acceptance of these positions, Ms. Cambon resigned from the Company’s board of directors effective June 26, 2019.
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1 Linda Bren is the spouse of the Company’s former director and president, who passed away in April 2019.

The Company believes that the Singapore Transaction presents an excellent opportunity to monetize the 11 stabilized properties that comprise the Portfolio at attractive pricing.  Additionally, the Company will avoid significant third party closing costs by selling the Portfolio to a single buyer compared to potentially selling the assets in multiple sales transactions to various buyers.  The properties were selected for the Portfolio primarily based on cash yield generated by the properties and the lack of near-term lease rollover.
After repayment of the debt obligations attributable to the properties in the Portfolio and the payment of disposition fees to KBS Capital Advisors, LLC, the Company’s external advisor (“KBS CA”), and after taking into account the Company’s $201.0 million equity interest in the SREIT, the Company expects to have approximately $475 million in proceeds from the Singapore Transaction, before other closing costs and credits. No disposition fee will be paid by the Company to KBS CA, for the amount of the Company’s equity investment in the SREIT (which amount is set-off against the purchase price as set forth above), and, instead, subject to the terms of the Company’s charter, the Company would pay a disposition fee on its equity investment in the SREIT only when such investment is disposed of by the Company.
The Company expects to utilize a substantial portion of the net proceeds to provide enhanced liquidity to the Company’s stockholders (whether through the share redemption program or one or more self-tender offers), to pay down additional amounts under the Company’s credit facilities and to utilize a portion of the net proceeds to pay a special distribution to stockholders that would likely be composed of a combination of cash and shares of common stock. If the Singapore Transaction is consummated, the Company’s cash flow from operations will be reduced and this may impact aggregate distributions to stockholders going forward.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On June 26, 2019, Barbara Cambon notified the Company of her decision to resign as a member of the Company’s board of directors effective immediately. The decision of Ms. Cambon to resign as a member of the board of the Company was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
ITEM 8.01 OTHER EVENTS
In connection with the Singapore Transaction, KBS CA and KBS RA proposed that the Company’s conflicts committee and board of directors adopt an asset allocation policy (the “Allocation Process”) among the Company, KBS Real Estate Investment Trust II, Inc. and KBS Growth & Income REIT, Inc. (collectively, the “Core Strategy REITs”) and the SREIT. The board of directors and conflicts committee adopted the Allocation Process as proposed. The Allocation Process provides that, in order to mitigate potential conflicts of interest that may arise among the Core REITs and the SREIT, upon the listing of the SREIT on the Singapore Stock Exchange, potential asset acquisitions that meet all of the following criteria would be offered first to the SREIT:
(i)Class A office building;
(ii)Purchase price of at least $125.0 million;
(iii)Average occupancy of at least 90% for the first two years based on contractual in-place leases; and
(iv)Stabilized property investment yield that is generally supportive of the distributions per unit of the SREIT.
To the extent the SREIT does not have the funds to acquire the asset or to the extent the Manager of the SREIT decides to forego the acquisition opportunity, such asset may then be offered to the Core Strategy REITs at the discretion of KBS CA.

Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. The Company can offer no assurances that the Singapore Transaction will occur on the terms described above or at all. The consummation of the Singapore Transaction is subject to a number of conditions, including, but not limited to: the ability of the SREIT to obtain sufficient equity capital and debt financing, the obtaining of necessary government approvals in Singapore and no fact or circumstance existing that could materially adversely affect the equity raise by the SREIT and listing of the units of the SREIT on the Singapore Stock Exchange. Even if the Singapore Transaction closes, the Company can give no assurance that it will be able to provide additional liquidity to stockholders. These statements also depend on factors such as: future economic, competitive and market conditions; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019, each as filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: June 28, 2019	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary